Exhibit 10.4

AMENDED AND RESTATED

US ECOLOGY, INC.
2018 EQUITY AND INCENTIVE COMPENSATION PLAN

1.                                      Purpose.  The purpose of this Plan is to retain non-employee Directors, officers and other employees of the Company and its Subsidiaries, and certain other service providers to the Company and its Subsidiaries, and to provide to such persons incentives and rewards for service and/or performance.

In connection with, and as contemplated by, that certain Agreement and Plan of Merger, dated as of June 23, 2019, by and among US Ecology, Inc. (now known as US Ecology Holdings, Inc.), US Ecology Parent, Inc. (now known as US Ecology, Inc.), Rooster Merger Sub, Inc., ECOL Merger Sub, Inc., and NRC Group Holdings Corp. (as amended and/or restated from time to time, the “Merger Agreement”), the Company assumed the NRC Group Holdings Corp. 2018 Equity and Incentive Compensation Plan (the “Pre-Merger Plan”), amended and restated the Pre-Merger Plan as set forth herein and renamed it the Amended and Restated U.S. Ecology, Inc. 2018 Equity and Incentive Compensation Plan.  All awards granted under the Pre-Merger Plan that were outstanding as of immediately prior to the Effective Time (as defined in the Merger Agreement) were assumed by the Company at the Effective Time and converted to be in respect of Common Stock (as defined below), and shall be treated as if they were granted under this Plan (such awards as converted, the “Converted Awards”).  No awards other than the Converted Awards may be granted under this Plan.

2.                                      Definitions.  As used in this Plan:

(a)                                 Intentionally omitted.

(b)                                 Intentionally omitted.

(c)                                  “Board” means the Board of Directors of the Company.

(d)                                 Intentionally omitted.

(e)                                  “Cause” means, unless otherwise defined in the applicable Evidence of Award or the Participant’s employment agreement, (i) the indictment (or other criminal charge against the Participant) for a felony or any crime involving moral turpitude, or the Participant’s commission of fraud, breach of fiduciary duty, theft, embezzlement or crime against the Company or any of its Subsidiaries or affiliates or any of their customers, (ii) conduct by the Participant that brings the Company or any of its Subsidiaries or affiliates into public disgrace or disrepute, (iii) the Participant’s gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or affiliates or in the performance of Participant’s duties and services required for Participant’s position with the Company or any of its Subsidiaries or affiliates, which, if curable, is not cured within ten days after written notice thereof to Participant, (iv) the Participant’s insubordination to, or failure to follow, the lawful directions of the person to whom the Participant directly reports, which, if curable, is not cured within ten days after written notice thereof to the Participant, (v) the Participant’s material violation of any restrictive covenant agreement with the Company or any of its Subsidiaries or affiliates, (vi) the Participant’s breach of any material agreement with the Company or any of its Subsidiaries or affiliates or any material employment policy of the Company or any of its Subsidiaries or affiliates which, if curable, is not cured within ten days after written notice thereof to the Participant (including, without limitation, the Company’s code of ethics and insider trading policy), or (vii) the abuse of any controlled substance or of alcohol or any other non-controlled substance which the Company determines renders the Participant unfit to serve in the Participant’s capacity as an employee or service provider of the Company or any of its Subsidiaries or affiliates.

(f)                                   “Change in Control” has the meaning set forth in Section 12 of this Plan.

(g)                                  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)                                 “Committee” means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan, and to the extent of any delegation by the Committee to a subcommittee pursuant to Section 10 of this Plan, such subcommittee, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the NYSE or, if the Common Stock is not listed on the NYSE, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.

(i)                                     “Common Stock” means the common stock, par value $0.01 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(j)                                    “Company” means US Ecology, Inc. (formerly known as US Ecology Parent, Inc.), a Delaware corporation, and its successors.

(k)                                 “Date of Grant” means the date on which the Converted Award was granted under the Pre-Merger Plan.

(l)                                     “Director” means a member of the Board of Directors of NRC Group Holdings Corp.

(m)                             “Disability” means, unless otherwise defined in the applicable Evidence of Award or the Participant’s employment agreement, (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or, if applicable, any Subsidiary.

(n)                                 “Effective Date” means the date on which the closing of the Rooster Merger (as defined in the Merger Agreement) occurs.

(o)                                 “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan.  An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(p)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(q)                                 “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(r)                                    “Management Objectives” means the performance objective or objectives, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an award or (ii) as a condition to the vesting of the holder’s interest in the shares of Common Stock subject to an award or of payment with respect to an award, which objectives shall include, but not be limited to, the following performance objectives measured on a Company, Subsidiary, business, operating unit or individual basis: cash flow; free cash flow; operating cash flow; earnings; market share; economic value added; achievement of annual operating budget; profits; profit contribution margins; profits before taxes; profits after taxes; operating profit; return on assets; return on investment; return on equity; return on invested capital; gross sales; net sales; sales volume; stock price; total stockholder return; dividend ratio; price-to-earnings ratio; expense targets; operating efficiency; customer satisfaction metrics; working capital targets; the achievement of certain target levels of innovation and/or development of products; measures related to acquisitions or divestitures or the formation or dissolution of joint ventures; corporate bond rating by credit agencies; debt to equity or leverage ratios; or other performance measures determined by the Committee.  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the acceptable levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(s)                                   “Market Value per Share” shall be based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the NYSE or such other established stock exchange on which the Shares are principally traded on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion.  Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the reported closing price of a Share on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the preceding date for which transactions were reported; provided, however, that if the Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate and in accordance with Section 409A of the Code.

(t)                                    “NYSE” means the New York Stock Exchange.

(u)                                 “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(v)                                 “Option Price” means the purchase price payable on exercise of an Option Right.

(w)                               “Option Right” means the right to purchase shares of Common Stock upon exercise of an award granted pursuant to Section 4 of this Plan.

(x)                                 “Participant” means a person who receives a Converted Award under this Plan.

(y)                                 Intentionally omitted.

(z)                                  Intentionally omitted.

(aa)                          Intentionally omitted.

(bb)                          “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(cc)                            “Plan” means this Amended and Restated U.S. Ecology, Inc. 2018 Equity and Incentive Compensation Plan, as amended or amended and restated from time to time.

(dd)                          Intentionally omitted.

(ee)                            “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive shares of Common Stock (or, to the extent specified in the Evidence of Award, cash or a combination thereof) at the end of the applicable Restriction Period.

(ff)                              “Restriction Period” means any period during which (i) the Common Stock subject to a Restricted Stock Unit may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Evidence of Award, or (ii) the conditions to vesting applicable to an award shall remain in effect.

(gg)                            Intentionally omitted.

(hh)                          “Stockholder” means an individual or entity that owns one or more shares of Common Stock.

(ii)                                  “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.

(jj)                                “Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors in the case of the Company or members of the board of directors or similar body in the case of another entity.

3.                                      Shares Available Under this Plan.

(a)                                 Maximum Shares Available Under this Plan.

(i)                                     Subject to adjustment as provided in Section 11 of this Plan, the number of shares of Common Stock available under this Plan for awards will not exceed in the aggregate 147,639 shares of Common Stock.  Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)                                  The aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan will be reduced by one share of Common Stock for every one share of Common Stock subject to an award granted under this Plan.  For the avoidance of doubt, shares of Common Stock issued pursuant to Converted Awards shall be treated as if they were issued under this Plan and shall reduce the number of shares of Common Stock available for issuance under this Plan.

(b)                                 Share Counting Rules.

(i)                                     Except as provided in Section 22 of this Plan, if any award granted under this Plan is cancelled or forfeited, expires, is settled for cash (in whole or in part), or is unearned (in whole or in part), the shares of Common Stock subject to such award will not, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under Section 3(a)(i) above.

(ii)                                  (A) Shares of Common Stock withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (B) shares of Common Stock withheld by the Company, tendered or otherwise used to satisfy tax withholding will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; and (C) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan.

(iii)                               Intentionally omitted.

(c)                                  Intentionally omitted.

(d)                                 Intentionally omitted.

4.                                      Option Rights.  Converted Awards that are Option Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)                                 Each grant will specify the number of shares of Common Stock to which it pertains.

(b)                                 Each grant will specify an Option Price per share of Common Stock.

(c)                                  Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of shares of Common Stock otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement, (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d)                                 To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares of Common Stock to which such exercise relates.

(e)                                  Intentionally omitted.

(f)                                   Each Converted Award that is an Option Right will be fully vested and exercisable at the Effective Time.

(g)                                  Intentionally omitted.

(h)                                 Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.  Each Option Right, or portion thereof, that is not an Incentive Stock Option, shall be a nonstatutory Option Right.

(i)                                     No Option Right will be exercisable more than 10 years from the Date of Grant.  The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee

(j)                                    Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(k)                                 Each grant of Option Rights will be evidenced by an Evidence of Award.  Each Evidence of Award will be subject to this Plan.

5.                                      Intentionally omitted.

6.                                      Intentionally omitted.

7.                                      Restricted Stock Units.  Converted Awards that are Restricted Stock Units may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)                                 Each such grant or sale will constitute the agreement by the Company to deliver shares of Common Stock or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of any other applicable conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify.

(b)                                 Intentionally omitted.

(c)                                  Notwithstanding anything to the contrary contained in this Plan, Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

(d)                                 During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the shares of Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying Restricted Stock Units will be deferred until and paid contingent upon the vesting of such Restricted Stock Units.

(e)                                  Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned.  Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in shares of Common Stock or cash, or a combination thereof.  Unless otherwise specified in the Evidence of Award, Restricted Stock Units that are unvested or earned, as applicable, will be paid by the Company in shares of Common Stock.

(f)                                   Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award.  Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8.                                      Intentionally omitted.

9.                                      Intentionally omitted.

10.                               Administration of this Plan.

(a)                                 This Plan will be administered by the Committee.  The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof.  To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b)                                 The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive.  No member of the Committee shall be liable for any such action or determination made in good faith.  In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c)                                  The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate.

11.                               Adjustments.  The Committee shall make or provide for such adjustments in the number of and kind of shares of Common Stock covered by outstanding Option Rights and Restricted Stock Units and in the Option Price provided in outstanding Option Rights and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.  Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code.  In addition, for each Option Right with an Option Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right without any payment to the person holding such Option Right.  The Committee shall also make or provide for such adjustments in the number of shares of Common Stock specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12.                               Change in Control.  For purposes of this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(a)                                 the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either: (i) the then-outstanding shares of Common Stock; or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors or managers, as applicable (“Voting Shares”); provided, however, that for purposes of this Section 12(a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company or any of its affiliates; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates; or (D) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of Section 12(c);

(b)                                 individuals who, as of the date immediately after the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Stockholders, was approved by a vote or the approval of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or written action or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)                                  consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the Persons who were the beneficial owners, respectively, of the shares of Common Stock and Voting Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 66-2/3% of, respectively, the then-outstanding common shares and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the shares of Common Stock and Voting Shares of the Company, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding common equity securities of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors or managers, as applicable, of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)                                 approval by the Stockholders of a complete liquidation or dissolution of the Company.

13.                               Detrimental Activity and Recapture Provisions.  Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy.  In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award or such clawback policy may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any shares of Common Stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the shares of Common Stock may be traded.

14.                               Non-U.S. Participants.  In order to facilitate the grant of any Converted Award under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.  No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.

15.                               Transferability.

(a)                                 Except as otherwise determined by the Committee, no Option Right, Restricted Stock Unit or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution.  In no event will any such award granted under this Plan be transferred for value.  Except as otherwise determined by the Committee, Option Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b)                                 To the extent specified on the Date of Grant, part or all of the shares of Common Stock that are to be issued or transferred by the Company upon the exercise of Option Rights or upon the termination of the Restriction Period applicable to Restricted Stock Units may be subject to further restrictions on transfer.

16.                               Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit.  If a Participant’s benefit is to be received in the form of shares of Common Stock, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld.  Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares of Common Stock required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of Common Stock held by such Participant.  The shares of Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the benefit is to be included in Participant’s income.  In no event will the fair market value of the shares of Common Stock to be withheld and delivered pursuant to this Section 16 exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences, (ii) such additional withholding amount is authorized by the Committee, and (iii) the total amount withheld does not exceed the Participant’s estimated tax obligations attributable to the applicable transaction. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Option Rights.

17.                               Compliance with Section 409A of the Code.

(a)                                 To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants.  This Plan and any grants made hereunder will be administered in a manner consistent with this intent.  Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)                                 Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.

(c)                                  If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the earlier to occur of (i) the fifth business day of the seventh month after such separation from service and (ii) the Participant’s death.

(d)                                 Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.

(e)                                  Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code.  In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18.                               Amendments.

(a)                                 The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s stockholders if stockholder approval is required by applicable law, rule or regulation, including any rule of the NYSE, or any other stock exchange on which the Common Stock is then traded.

(b)                                 Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or cancel outstanding “underwater” Option Rights in exchange for cash, other awards or Option Rights with an Option Price that is less than the Option Price of the original Option Rights without Stockholder approval.  This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan.  Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.

(c)                                  If permitted by Section 409A of the Code, but subject to the paragraph that follows, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds any Restricted Stock Units as to which the Restriction Period has not been completed or any dividend equivalents subject to any vesting schedule or transfer restriction or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time when such Restriction Period will end or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d)                                 Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively.  Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent.  The Board may, in its discretion, terminate this Plan at any time.  Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19.                               Governing Law.  This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

20.                               Effective Date/Termination.  This Plan will be effective as of the Effective Date.   Notwithstanding anything in this Plan or Evidence of Award to the contrary, no Option Rights, Restricted Stock Units or other awards other than Converted Awards shall be granted under this Plan after the Effective Time.

21.                               Miscellaneous Provisions.

(a)                                 The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan.  The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)                                 This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)                                  Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right.  Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)                                 No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)                                  Subject to Section 409A of the Code or the extent otherwise provided for in an Evidence of Award, absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f)                                   No Participant will have any rights as a Stockholder with respect to any shares of Common Stock subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares of Common Stock upon the stock records of the Company.

(g)                                  Intentionally omitted.

(h)                                 Except with respect to Option Rights, the Committee may permit Participants to elect to defer the issuance of shares of Common Stock under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code.  The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.

(i)                                     If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.  Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

22.                               Intentionally omitted.